Exhibit 21

Subsidiaries of Benefit Street Partners Realty Trust, Inc.

Name	Jurisdiction of Incorporation/Formation
Benefit Street Partners Realty Trust, Inc.	Maryland
Benefit Street Partners Realty Operating Partnership, L.P.	Delaware
Benefit Street Partners Realty Trust TRS, LLC	Delaware
BSPRT CMBS Finance, LLC	Delaware
BSPRT Finance Counterparty, LLC	Delaware
BSPRT Finance Sub-Lender I, LLC	Delaware
BSPRT Finance Sub-Lender II, LLC	Delaware
BSPRT Finance Sub-Lender III, LLC	Delaware
Benefit Street Partners Realty Trust LP, LLC	Delaware
BSPRT High Yield Securities, LLC	Delaware
BSPRT JPM Loan, LLC	Delaware
BSPRT USB Loan, LLC	Delaware
BSPRT BB Loan, LLC	Delaware
BSPRT CS Loan, LLC	Delaware
BSPRT CRE Equity, LLC	Delaware
BSPRT CRE Finance, LLC	Delaware
BSPRT WFB Loan, LLC	Delaware
BSPRT BB Float, LLC	Delaware
BSPRT BB Fixed, LLC	Delaware
BSPRT 2017-FL2 Seller, LLC	Delaware
BSPRT 2017-FL2 Holder, LLC	Delaware
BSPRT 2017-FL2 Issuer, Ltd.	Cayman
BSPRT 2017-FL2 Co-Issuer, LLC	Delaware
BSPRT 2018-FL3 Seller, LLC	Delaware
BSPRT 2018-FL3 Holder, LLC	Delaware
BSPRT 2018-FL3 Issuer, Ltd.	Cayman
BSPRT 2018-FL3 Co-Issuer, LLC	Delaware
BSPRT 2018-FL4 Seller, LLC	Delaware
BSPRT 2018-FL4 Holder, LLC	Delaware
BSPRT 2018-FL4 Issuer, Ltd.	Cayman
BSPRT 2018-FL4 Co-Issuer, LLC	Delaware
BSPRT 2019-FL5 Seller, LLC	Delaware
BSPRT 2019-FL5 Holder, LLC	Delaware
BSPRT 2019-FL5 Issuer, Ltd.	Cayman
BSPRT 2019-FL5 Co-Issuer, LLC	Delaware
BSPRT USB Fixed, LLC	Delaware
BSPRT CRE JAX Pref, LLC	Delaware
BSPRT Northbrook, LLC	Delaware

BSPRT GPO Owner, LLC	Delaware
BSPRT OP Sub I, LLC	Delaware
BSPRT CRE Dupont Pref, LLC	Delaware
BSPRT Pickwick, LLC	Delaware